Exhibit 99.1

Contact
David A. Rawden
Executive Vice President and
Chief Financial Officer
(404) 370-1100

ALLIED HOLDINGS TO DELAY FILING OF FORM 10-K TO RECLASSIFY CERTAIN ITEMS AND
RESTATE ITS BALANCE SHEET AND STATEMENTS OF CASH FLOWS

Decatur, Georgia, March 30, 2004 – Allied Holdings, Inc. (AMEX:AHI) announced today that it will reclassify certain items and restate its consolidated balance sheet as of December 31, 2002 in order to better match certain assets and liabilities and to place greater emphasis on the restricted nature of certain assets. As a result of these reclassifications, the Company will also restate its consolidated statements of cash flows for the years ended December 31, 2001 and 2002, and for the first three quarters of 2003. Working with its independent auditors, KPMG LLP, Allied determined that the reclassification was necessary to more clearly present its financial position and comply with generally accepted accounting principles.

Allied has filed with the Securities and Exchange Commission a notification of late filing with respect to its Annual Report on Form 10-K, as the Company has not yet completed the financial statements required to be filed with its Form 10-K as a result of the reclassifications and restatement. Allied expects to file its Form 10-K with the SEC reflecting the restatements of its historical financial statements and the completion of the audit by KPMG LLP and intends to file its Form 10-K no later than April 14, 2004.

The Company’s results of operations, loss per share, availability under its revolving credit facility, and stockholders’ equity are unaffected by the reclassifications that are specifically described below. However, until the audit for the year ended December 31, 2003, the audit of the respective periods and the restated financial statements described in this press release have been completed, there can be no assurance that additional adjustments to Allied’s consolidated financial statements will not be required.

Allied has determined that it is necessary to reclassify cash and cash equivalents associated with the settlement of its insurance liabilities and has re-evaluated the nature of and classification of its cash and short-term investments held to collateralize letters of credit required by third-party insurance companies for insurance claims. As previously disclosed in the footnotes to Allied’s consolidated financial statements, these cash and short-term investments are not available for operations of the Company. As a result of its analysis, the Company concluded that the restriction on these assets as disclosed in the footnotes to the Company’s financial statements should also have been set forth on the face of its balance sheet as of December 31, 2002 and its statements of cash flows as of December 31, 2002 and 2001.

In addition, the re-evaluation by the Company included an assessment of the current or long-term nature of such assets. Management concluded that a portion of the total restricted cash and cash equivalents and restricted short-term investments should be set forth as long-term assets at December 31, 2002 because the cash and short term investments held by its captive insurance subsidiary are used to collateralize letters of credit issued to secure the settlement of both current and long-term insurance and claims liabilities. Accordingly, Allied expects to restate its consolidated balance sheet as of December 31, 2002 to reflect this reclassification in cash and cash equivalents and short-term investments. These amounts will now be shown as current restricted cash, current restricted short-term investments and non-current restricted investments. These reclassifications result in restatements to the Company’s consolidated statements of cash flows by excluding restricted cash from cash and cash equivalents for the years ended December 31, 2002 and 2001.

Previously, in its quarterly report for the period ending September 30, 2003, the Company reclassified its revolving line of credit from long-term debt to current maturities of long-term debt. The Company concluded that certain provisions in the revolving line of credit caused the Company to be subject to the provisions of EITF 95-22 “Balance Sheet Classification of Borrowings Outstanding Under Revolving Credit Agreements That Include a Subjective Acceleration Clause and Lock-Box Arrangement.” Accordingly, to provide for comparability, Allied intends to restate its consolidated balance sheet for the year ended December 31, 2002 to reclassify its revolving line of credit from a long-term liability to a current liability even though the existing facility does not expire until September 2007.

In its quarterly report for the period ending September 30, 2003, Allied also reclassified certain other items related to its pension assets and obligations. The Company concluded that its pension assets and obligations, which had historically been accounted for as current assets and obligations, had characteristics that made them long-term in nature. Accordingly, to provide for comparability, Allied intends to restate its consolidated balance sheet for the year ended December 31, 2002 to classify all of the amounts related to pension plans to either other non-current assets or other long-term liabilities. The Company will also reduce both deferred tax assets and liabilities by a similar amount to be consistent with the current year presentation.

In addition, during 2003, certain reclassifications were also made to the Company’s consolidated cash flow statements for the years ended December 31, 2002 and 2001. These changes were made to conform prior years amounts to current years presentations.

David A. Rawden, Allied’s Executive Vice President and Chief Financial Officer, said, “We are committed to an effective compliance program and the accuracy and transparency of Allied’s publicly reported financial statements and periodic reports to our shareholders. We believe the new presentation will set forth the restricted nature of certain assets and the time frame in which those assets and associated liabilities will be realized. While our footnotes have previously set forth these restrictions, we believe the reclassified balance sheet will better set forth the financial position of the Company and further enhance the precision and clarity of our reporting.”

Allied is in the process of finalizing the adjustments described in this press release, preparing the restated financial statements that will reflect the reclassifications noted herein, and completing the audit for the year ended December 31, 2003. Accordingly, the adjustments described in this press release reflect Allied’s current understanding of the adjustments to be reflected on its consolidated financial statements, however actual adjustments to be reflected on Allied’s restated financial statements could vary.

About Allied Holdings

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied’s subsidiaries span the finished vehicle continuum, and include car-hauling, intramodal transport, inspection, accessorization and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are “forward looking” statements. Such statements include, without limitations, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar expressions. Investors are cautioned that such statements, including statements regarding the amounts of the adjustments that will reflect the reclassifications, whether additional adjustments will be required in the Company’s financial statements to be included in its Annual Report on Form 10-K, the ability of the Company to file its restated financial statements and Annual Report on Form 10-K no later than April 14, 2004, whether the restatement will give rise to an event of default under the Company’s debt agreements and the effect of the reclassifications on certain line items of the Company’s financial statements in prior or future periods, are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt agreements and the GM agreement, the ability of the Company to obtain financing in the future and the Company’s highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company’s reports filed with the Securities and Exchange Commission.

NOTE: For additional information about Allied, please visit our website at
www.alliedholdings.com.